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                                                                   Exhibit 10.8

                             ASSIGNMENT OF ACCOUNT

                           Dated as of May 17, 2001

     For value received, MUTUAL RISK MANAGEMENT LTD., a company organized under the laws of Bermuda (the "Assignor"), whose address is 44 Church Street, Hamilton HM 12 Bermuda, hereby (i) transfers, pledges, charges, and grants to the Holders (defined below) a first priority security interest and (ii) transfers, pledges, and grants to the Administrative Agent (defined below) and the RHINOS Holders (defined below) a second priority security interest (subordinate and inferior only to the first priority security interest in favor of the Holders) in (a) Account No. 0003493170 at Fleet National Bank, styled "Mutual Risk Management Ltd.," and (b) any extensions or renewals of such account if such account is one which may be extended or renewed (such account and any extensions or renewals being hereinafter called the "Account"), together with all of the Assignor's right, title, and interest (whether now existing or hereafter created or arising) in and to the Account, all sums from time to time on deposit therein, credited thereto, or payable thereon, and all instruments, documents, certificates, and other writings evidencing the Account (collectively, the "Collateral"), on the following terms and conditions:

     1.   As used herein:

     Account shall have the meaning assigned thereto in the introductory paragraph of this Agreement.

     Administrative Agent shall mean Bank of America, N.A., in its capacity as administrative agent for the Lenders (herein so called) party to that certain Credit Agreement (herein so called) dated September 21, 2000, among Assignor, Mutual Group, Ltd., such Lenders and the Administrative Agent, as amended, supplemented, modified, or restated from time to time.

     Agreement shall mean this Assignment of Account dated as of May 17, 2001.

     Assignor shall have the meaning assigned thereto in the introductory paragraph of this Agreement.

     Collateral Agreement means that certain Collateral Agreement dated as of May 17, 2001, by and between First Union National Bank, as collateral agent, and Assignor, a copy of which is attached hereto.

     Debentures shall mean (i) the 9 3/8% Convertible Exchangeable Debentures due 2006 of the Assignor and (ii) the 9 3/8% Convertible Debentures due 2006 of Newco (as defined in the Securities Purchase Agreement); provided, however, that "Debentures" shall not include the RHINOS Debentures.

     Holders shall mean the holders from time to time of the Debentures.

     Payment Event means the occurrence of any event which shall cause all or any portion of the Senior Indebtedness (as defined in the Subordination Agreement) to become due prior to the expiration of the Subordination Period (as defined in the Subordination Agreement).

     Representative means XL Insurance Ltd., acting hereunder as representative of the Holders.

     RHINOS shall have the meaning assigned thereto in the Securities Purchase Agreement and, for purposes of this Agreement, also means and includes the RHINOS Debentures (as defined in the Securities Purchase Agreement).

     RHINOS Debentures shall have the meaning assigned thereto in the Securities Purchase Agreement.
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     RHINOS Holders means the holders from time to time of the RHINOS.

     Securities Purchase Agreement shall have the meaning assigned thereto in the Debentures.

     Subordination Agreement shall mean that certain Subordination Agreement dated as of May 17, 2001, among the Holders, the Lenders, the RHINOS Holders, the Administrative Agent, the Representative and certain other persons or entities.

     2. This assignment of the Account and the Collateral shall secure (a) on a first priority basis, the payment of all obligations and indebtedness arising under or pursuant to the Debentures (the "Debenture Obligations"), and (b) on a second priority, pari passu basis, (i) the payment of all "Obligations" as defined in the Credit Agreement and any subrogation rights that the Administrative Agent or any Lender may have under the Subordination Agreement (the "Credit Agreement Obligations") and (ii) the payment of all obligations and indebtedness of the Assignor arising under or pursuant to the RHINOS and any subrogation rights that any RHINOS Holder may have under the Subordination Agreement (the "RHINOS Obligations").

     3. All funds deposited or held in the Account at any time shall be invested in U.S. Government Obligations, as defined in and subject to the procedures and limitations with respect to investments set forth in the Collateral Agreement.

     4. The Assignor represents and warrants that (a) the Assignor is the sole owner of the Account and the Collateral and has authority to execute and deliver this Agreement; (b) no financing statement covering the Collateral, or any part thereof, has been filed with any filing officer and no other assignment or security agreement has been executed with respect to the Account or the Collateral; and (c) the Account and the Collateral are not subject to any lien or offset of any person, firm, or corporation other than the Holders on a first priority basis and the Administrative Agent and the RHINOS Holders on a second priority basis.

     5. So long as the Debenture Obligations, the Credit Agreement Obligations, or the RHINOS Obligations or any part thereof remain unpaid and this Agreement remains effective, the Assignor covenants and agrees (a) from time-to-time promptly to execute and deliver to the Representative, the Administrative Agent, or the RHINOS Holders, as the case may be, all such other assignments, certificates, passbooks, supplemental writings, and financing statements and do all other acts or things as the Representative, the Administrative Agent, or the RHINOS Holders, as the case may be, may reasonably request in order to more fully evidence and perfect the security interests herein created; (b) promptly to furnish the Representative, the Administrative Agent, or the RHINOS Holders, as the case may be, with any information or writings which the Representative, the Administrative Agent, or the RHINOS Holders, as the case may be, may reasonably request concerning the Account, including copies of monthly bank statements; (c) promptly to notify the Representative, the Administrative Agent, and the RHINOS Holders of any claim, action, or proceeding affecting title to the Account, or any part thereof, or the security interest therein, and, at the request of the Representative, the Administrative Agent, or the RHINOS Holders, as the case may be, appear in and defend any such action or proceeding; and (d) to pay to the Representative, the Administrative Agent, or the RHINOS Holders, as the case may be, the amount of any costs and expenses, including reasonable attorneys' fees, incurred by the Representative, the Administrative Agent, or the RHINOS Holders, as the case may be, following any Payment Event in demanding and collecting the Account. The Assignor covenants and agrees that after the date hereof, without the prior consent of the Representative, the Administrative Agent, and the RHINOS Holders, the Assignor will not create any other security interest in, mortgage, or otherwise encumber, or assign the Account, or any part thereof, or permit the same to be or become subject to any lien, attachment, execution, sequestration, other legal or equitable process, or any encumbrance of any kind or character.

     6. The Assignor hereby authorizes the Representative upon the occurrence of a Payment Event and so long as any part of the Debenture Obligations remain outstanding (a) to withdraw, collect, and receipt
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for any and all funds on deposit in or payable on the Account; (b) on behalf of the Assignor to endorse the name of the Assignor upon any checks, drafts, or other instruments payable to the Assignor evidencing payment on the Account; (c) to surrender or present for notation of withdrawal the passbook, certificate, or other documents issued to the Assignor in connection with the Account; and (d) to exercise any other rights or take any other actions specified herein or otherwise as if the Representative was the owner of the Account. Neither the Representative nor the Holders shall be liable for any loss of interest on or any penalty or charge assessed against funds in, payable on, or credited to the Account as a result of the exercise by the Representative or the Holders of any of their rights or remedies under this Agreement.

     7. The Representative shall notify the holder of the Account of the amount of any distribution to Holders permitted hereunder. Any amounts remaining in the Account after distribution to the Holders pursuant to instructions from the Representative shall be distributed to Administrative Agent. Any and all funds distributed from the Account shall be applied as follows: first, to the principal of the Debentures, second, to accrued interest on the Debentures, third, to the remainder of the Debenture Obligations, and any excess shall be paid ratably to (i) the Administrative Agent for application toward payment of the Credit Agreement Obligations and (ii) the RHINOS Holders for application toward payment of the RHINOS Obligations (for purposes hereof, "ratably" on any date of determination, shall mean the proportion that the principal amount outstanding at such time under the Credit Agreement or the RHINOS (as the case may be) bears to the sum of the principal amount outstanding at such time under the Credit Agreement and the RHINOS). Assignor hereby irrevocably agrees to such application of payment.

     8. Upon the earlier of (a) full and final payment of the Debenture Obligations, the Credit Agreement Obligations, and the RHINOS Obligations and
(b) the expiration of the Subordination Period (as defined in the Subordination Agreement), provided that upon the expiration of the Subordination Period, (i) there are no Debentures that have become due and payable pursuant to Section 3(b) of the Debentures and that have not been indefeasibly paid in full in cash, and (ii) there are not then outstanding any Credit Agreement Obligations or RHINOS Obligations consisting of subrogation rights under the Subordination Agreement, the rights of the Holders, the Administrative Agent, and the RHINOS Holders in and to the Account and the Collateral hereunder will be deemed to be released and of no further force and effect.

     9. All rights, titles, interests, liens, and remedies of the Holders, the Administrative Agent, and the RHINOS Holders, as the case may be, hereunder are cumulative of each other and of every other right, title, interest, lien, or remedy which the Holders, the Administrative Agent, and the RHINOS Holders, as the case may be, may otherwise have at law or in equity or under any other contract or other writing for the enforcement and collection of the Debenture Obligations, the Credit Agreement Obligations, or the RHINOS Obligations, as the case may be, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

     10. No delay or omission by the Holders, the Administrative Agent, or the RHINOS Holders in exercising any right or power hereunder, or under any other writings executed by the Assignor as security for or in connection with the Debenture Obligations, the Credit Agreement Obligations, or the RHINOS Obligations, shall impair any such right or power or be construed as a waiver thereof or any acquiescence therein, nor shall any single or partial exercise of any such right or power preclude other or further exercise thereof, or the exercise of any other right or power of the Holders, the Administrative Agent, or the RHINOS Holders hereunder or under such other writings.

     11. The Assignor agrees that the Account is a "Securities Account" and all assets in the Account are "Financial Assets" (as both terms are defined in Article 8 of the Uniform Commercial Code).

     12. Any notice or other communication required or permitted pursuant to this Agreement shall be deemed given (a) when personally delivered to any officer of the party to whom it is addressed, (b) on the

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earlier of actual receipt thereof or five (5) days following posting thereof by certified or registered mail, postage prepaid, (c) upon actual receipt thereof when sent by a recognized overnight delivery service, or (d) upon actual receipt thereof when sent by facsimile to the number set forth below with telephone communication confirming receipt and subsequently confirmed by registered, certified, or overnight mail to the address set forth below, in each case, addressed to the Assignor, the Representative, the Administrative Agent, or the RHINOS Holders at its address set forth below or at such other address as has been furnished in writing by a party to the other by like notice:

If to the Assignor:                    c/o Mutual Risk Management Ltd.
                                       44 Church Street
                                       Hamilton HM12
                                       Bermuda
                                       Attention:      Chief Executive Officer
                                       Telephone:      (441) 295-5688
                                       Facsimile:      (441) 292-1867

                      with a copy to:  Mayer, Brown & Platt
                                       190 South LaSalle Street
                                       Chicago, Illinois  60603
                                       Attention:      Richard W. Shepro
                                       Telephone:     (312) 782-0600
                                       Facsimile:     (312) 701-7711


If to the Holders:                     XL Insurance Ltd., as Representative of the Holders
                                       c/o XL Capital Ltd.
                                       XL House
                                       1 Bermudiana Street
                                       Hamilton HM11
                                       Bermuda
                                       Attention:    Paul Giordano
                                       Telephone:   (441)   294-7162
                                       Facsimile:   (441)   292-5280


                      with a copy to:  Cahill Gordon & Reindel
                                       80 Pine Street
                                       New York, New York 10005-1702
                                       Attention:     Immanuel Kohn
                                       Telephone:     (212) 701-3000
                                       Facsimile:     (212) 269-5420



If to the Administrative Agent:        Bank of America, N.A.
                                       231 S. LaSalles
                                       Chicago, Illinois 60697
                                       Attention:       Nita Savage
                                       Telephone:       (312) 828-4854
                                       Facsimile:       (312) 987-0889


                      with a copy to:  Haynes and Boone, LLP
                                       901 Main Street, Suite 3100
                                       Dallas, Texas 75202
                                       Attention:       Kenneth A. Rogers


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
                                       Telephone:       (214) 651-5951
                                       Facsimile:       (214) 200-0833


If to the RHINOS Holders:              Intrepid Master Funding Trust
                                       c/o Wilmington Trust Company, as Owner-Trustee
                                       Rodney Square North
                                       1100 North Market Street
                                       Wilmington, Delaware 19890
                                       Attention:       Mary Kay Pupillo
                                       Telephone:       (302) 651-8558
                                       Facsimile:       (302) 651-8882


                      with a copy to:  Banc of  America Securities LLC
                                       9 West 57/th/ Street
                                       New York, New York 10019
                                       Attention:    William Caccamise
                                       Telephone:    (212) 847-5109
                                       Facsimile:    (212)  847-5124

     13. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

     14. This Agreement shall be binding on the Assignor and its successors and assigns and shall inure to the benefit of the Assignor, the Holders, the Administrative Agent, and the RHINOS Holders and their respective successors and assigns.

                  Remainder of Page Intentionally Left Blank.
                           Signature Page to Follow.

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

          ASSIGNOR ACKNOWLEDGES RECEIPT OF A COPY OF THIS ASSIGNMENT.

                                   ASSIGNOR:
                                   --------

                                   Mutual Risk Management Ltd., a company
                                   organized under the laws of Bermuda


                                   By:  _______________________________________
                                        Name:__________________________________
                                        Title:_________________________________

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